EXHIBIT 23.1

                                    CONSENT

We have issued our reports dated October 3, 1996, except for Note 20, which is now incorporated into the second paragraph of Note 12, the date of which is January 13, 1997, accompanying the financial statements and schedules of Doctors Health, Inc. (formerly Doctors Health System, Inc.) contained in this 10-K. We consent to the use of the aforementioned reports in this Form 10-K and incorporation by reference of our report in the Company's previously filed S-1 Registration Statement File No. 333-1926.

/s/ Grant Thornton, LLP
_______________________


Baltimore, Maryland
September 25, 1998